FMA
[GRAPHIC OMITTED]






                                PERSONAL TRADING
                                     POLICY
                                       AND
                                   PROCEDURES

Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

                       FINANCIAL MANAGEMENT ADVISORS, LLC
                      PERSONAL TRADING POLICY & PROCEDURES
                                NOVEMBER 15, 2002



I. FIRM POLICY STATEMENT ON PERSONAL TRADING

     It is the established policy of Financial Management Advisors, Inc. (the "Firm") that as an investment adviser and fiduciary to our clients, the Firm (including its officers, directors and employees) is committed to complying with all applicable regulatory and legal obligations with respect to our obligations concerning the proper handling of inside information, the avoidance of any conflicts of interest between the Firm and any of our clients and the prevention of Access Persons from engaging in fraudulent activities. Accordingly, no officer, director or any employee (each, an "Access Person") may misuse any inside information in any manner, or trade, either personally or on behalf of others, including mutual funds and private accounts managed by the Firm, on material non-public information or communicate material non-public information to others in violation of the law, trade in a manner that will create a conflict of interest between a client and the Firm, or trade in a manner that will constitute a fraud.

II. BACKGROUND

     There are various federal and state securities laws which address and prohibit the misuse of material, non-public information, including the anti-fraud provisions of the Securities Exchange Act of 1934 ("Exchange Act") and in particular, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"). Also, the Investment Advisers Act of 1940 ("Advisers Act"),
Section 204A, requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser's business, to prevent the misuse of material, non-public information in violation of the Advisers Act or the Exchange Act by the investment adviser or any person associated with the investment adviser. In addition, Rule 17j-1 under the Investment Company Act of 1940 (the "Investment Company Act") requires an investment adviser to a registered investment company (i.e., a mutual fund) to establish a Code of Ethics to prevent Access Persons from engaging in fraud. Generally, Rule 17j-1 requires the Firm to institute procedures reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of Rule 17j-1 by monitoring the trading activity of certain personnel to see whether any personal trading activity creates a conflict of interest between a client and the Firm. To the extent that the Firm serves as an adviser or subadviser to any



t:\employee\manuals\personal trading policy.doc                           Page 2

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

investment company registered under the Investment Company Act , these Personal Trading Policy and Procedures are intended to constitute a Code of Ethics as required by Rule 17j-1 under the Investment Company Act.

     A. INSIDER INFORMATION

     Insider information is very broadly defined by the courts and regulatory authorities to mean material and non-public information. There may be broad and complex interpretations as to the facts and circumstances of what may constitute inside information.

     B. MATERIAL INFORMATION

     Information will be determined to be "material" if there is a substantial likelihood that a reasonable investor would consider the information important when deciding to purchase, sell or hold a security.

     Generally, information will be viewed as material if there is likely to be an effect on the price of a security when the information is publicly disclosed. In most cases, information concerning the following events should be presumed to be "material":

               o    Increases or decreases in dividends
               o    Declarations of stock splits and stock dividends
               o    Financial forecasts, especially estimates of earnings
               o    Changes in previously disclosed financial information
               o    Mergers, acquisitions or takeovers
               o    Proposed issuances of new securities
               o    Significant changes in operations
               o Significant increases or declines in backlog orders or the award of a significant contract
               o    Extraordinary borrowings
               o    Major litigation
               o    Financial liquidity problems
               o    Significant changes in management
               o    Purchase or sale of substantial assets

     Material information does not have to relate to a company's business. For example, in a 1987 case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found



t:\employee\manuals\personal trading policy.doc                           Page 3

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

     C. NON-PUBLIC INFORMATION

     Information is "non-public" until it is broadly disseminated and available to the general public through such means as press releases, news stories, regulatory filings, research reports, among many other means of distributing information.

     Non-public information may also mean information that is proprietary to the firm, i.e., the firm's businesses, the firm's clients, and areas as advice to investment banking clients, trading strategies, e.g., large block trades, and investment recommendations to clients, unpublished research reports, among many other possibilities.

     D. MISUSE OF INSIDE INFORMATION

     Misuse of inside information means improper use or acting upon the material non-public information that constitutes fraud under the securities laws. Misuse of such information may include buying or selling securities based on the information for yourself, a client, friend, relative or anyone else, "tipping" another person about the information or other improper use of the inside information. The circumstances of what may constitute misuse may be complex and very broadly interpreted.

     E. PENALTIES

     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

          1.   Civil injunctions
          2.   Treble damages
          3.   Disgorgement of profits
          4.   Jail sentence


t:\employee\manuals\personal trading policy.doc                           Page 4

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

          5. Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited
          6. Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided

     In addition, any violation of this policy statement can be expected to result in serious sanctions by the Firm, including dismissal of the person(s) involved.

     F. AVOIDANCE OF FRAUD

     Rule 17j-1 under the Investment Company Act prohibits fraudulent activities by the Firm and its Access Persons. Specifically, it is unlawful for any Access Person to:

          1. employ any device, scheme or artifice to defraud a client that is a mutual fund (a "Fund");
          2. make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;
          3. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
          4.   to engage in any manipulative practice with respect to a Fund.

     In order to meet the requirements of Rule 17j-1, the Personal Trading Policy and Procedures includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). See
Section IV - Procedures Regarding Trading for Personal Accounts.

III.     INSIDE INFORMATION POLICY RESTRICTIONS

     In accordance with the Firm's Personal Trading Policy and Procedures, the following restrictions are established to aid each Access Person of the Firm in avoiding insider trading and to aid the Firm in preventing, detecting and imposing sanctions against insider trading.

     Before trading for yourself or others, including investment companies or private accounts managed by the Firm, in the securities of a company about which you have potential inside information, ask yourself the following questions:



t:\employee\manuals\personal trading policy.doc                           Page 5

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

          1. Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information of the type that would substantially effect the market price of the securities if generally disclosed?
          2. Is this information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

          1.   Report the matter immediately to the Compliance Officer.
          2. Do not purchase or sell the securities on behalf of yourself or others.
          3. Do not communicate the information inside or outside the Firm, other than to the Compliance Officer.
          4. After the Compliance Officer has reviewed the issue, you will be instructed on whether you can trade and communicate the information.

     Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within the Firm, except as provided in the immediately preceding paragraph. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be restricted.

IV. PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS

     A. INITIAL HOLDINGS REPORT

     No later than 10 days after starting employment with the Firm you must report, on the form attached as Exhibit A, the following information:



t:\employee\manuals\personal trading policy.doc                           Page 6

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

          1.   The  title,  number  of  shares  and  principal  amount  of  each
               Security1 in which you have any direct or indirect interest;
          2.   The name of any broker,  dealer or bank with whom you maintain an account; and
          3.   The date this report is submitted to the Compliance Officer.

     B.   QUARTERLY TRANSACTION REPORT

     No later than 10 days after the end of a calendar quarter, you must report, on the form attached as Exhibit B, the following information:

          1.   With respect to any transaction during the quarter in a Security:

               (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;
               (b)  The nature of the transaction (i.e., purchase, sale);
               (c)  The price at which the transaction was effected;
               (d) The name of the broker or dealer through which the transaction was effected; and
               (e)  The date this report is submitted to the Compliance Officer.

          2.   With respect to any account established during the quarter:

               (a)  The name of the broker, dealer or bank;
               (b)  The date the account was established; and
               (c) The date that this report is submitted to the Compliance Officer.

     C. DUPLICATE STATEMENTS

     For each account in which you hold an indirect or direct interest, you must have duplicate statements and confirmations sent directly to the Compliance Officer. If these statements and confirmations duplicate the Quarterly Transaction Report, you do not need to submit that Quarterly Transaction Report. See a sample letter attached as Exhibit C.


-----------------------------------------
1 You do not need to report securities that are (i) direct obligations of the U.S. Government; (ii) bankers' acceptances, certificates of deposit, commercial paper or high-quality short-term debt instruments; or (iii) shares issued by open-end funds (i.e., mutual funds).


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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

     D.   ANNUAL HOLDINGS REPORT

     On an annual basis, you must report, on the form attached as Exhibit D, the following information (the information must be current within 30 days of the report):

          1.   The title, number of shares and principal amount of each Security in which you hold an indirect or direct beneficial interest;
          2.   The name of any broker,  dealer or bank with whom you maintain an account; and
          3.   The date that this report is submitted to the Compliance Officer.

     E. PRE-CLEARANCE OF ALL TRADES

     The purchase or sale of any Security or private placement must be pre-approved by the Chief Investment Officer or Compliance Officer2. A pre-clearance form - the Employee Trading Request Form - is attached as Exhibit
E. You must follow these procedures:

          1.   Complete, sign and date the form;
          2.   More  than one  trade  can be listed on a form but you must use a different form if you are trading in more than one account;
          3.   Take the form and one copy to either the Chief Investment Officer or the Compliance Officer for approval2; and
          4. Approval will be given only if there are no restrictions with respect to that Security and for only ONE day.

     F.   FURTHER RESTRICTIONS

          1. You may not buy or sell any Security for your own account, any proprietary account of the Firm, any client account or any other account based upon, or otherwise act upon any material non-public information in your possession obtained from any source;
          2. You may not buy or sell any Security or related Security for any account or otherwise act upon any material proprietary information you may have or obtain from any source;
          3. You many not recommend the purchase or sale of any security to any person based upon material non-public information;


-----------------------------
2 If neither the Chief Investment Officer nor the Compliance Officer is available, the pre-approval may be obtained from a Portfolio Manager.


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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

          4. You may not disclose any material non-public information to any person outside the Firm without the approval of the Compliance Officer;
          5. Upon receiving any information which you believe could be considered inside information, or if you are uncertain about whether any information might be inside information, you may not act on the information in any manner and must bring the information to the attention of the Compliance Officer immediately.
          6.   You may not  participate  in an equity  Initial  Public  Offering
               (IPO) for your own account or any account that you control.


V. SUPERVISORY PROCEDURES AND REVIEW OF REPORTS

     The Compliance Department has the responsibility for adopting, implementing and monitoring the Firm's Personal Trading Policy & Procedures as well as assisting Access Persons with the policy and reviewing any possible violations/sanctions with management.

     A.   PREVENTION OF INSIDER TRADING

     The Compliance Department utilizes the following reviews and procedures to prevent any trading on inside information:

          1. Distributing the Personal Trading Policy & Procedures to each new Access Person upon joining the Firm and to all Access Persons on an annual basis.

          2. Holding an annual compliance meeting with all Access Persons which will include an educational program to familiarize Access Persons with the Firm's policy and obtaining an annual employee certification as to each Access Person's compliance with the policy and procedures.

          3. Assisting any Access Person with any questions or interpretations about the Firm's policy.

          4. Reviewing periodically, at least annually, the Firm's policy and revising as appropriate in view of any changes in the Firm, its businesses, the regulations or other factors and informing all Access Persons about the revised policy.

          5. Interpreting and resolving with management or legal counsel any issues relating to material non-public information, restricting any


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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

               such information and determining appropriate action(s) to be taken.

     B.   DETECTION OF INSIDER TRADING, FRAUD AND CONFLICTS OF INTEREST

     The Compliance Department utilizes the following reviews and procedures to detect any possible trading on material non-public information, fraudulent activity and conflicts of interest:

          1. A review of any trading activity of the Firm in any proprietary accounts;
          2.   A review of all Access Person Reports;
          3.   A review of all trading activity in all client accounts,
          4. Investigation of any circumstances about any possible receipt, trading or other use of material non-public information by an Access Person,
          5. Promptly upon learning of a potential violation of the Firm's policy, preparation of a written report to management providing full details and determination of recommendations and coordination with management and legal counsel on appropriate action.

     C. ANNUAL REPORTS TO MANAGEMENT

     On an annual basis, or immediately upon learning of a material violation of this Personal Trading Policy and Procedures, the Compliance Officer will prepare a written report to the management of the Firm setting forth the following: (i) a summary of existing procedures to detect and prevent insider trading; (ii) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation; (iii) an evaluation of the current procedures and any recommendations for improvement; and (iv) a description of the Firm's continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

     D. ANNUAL REPORT AND CERTIFICATION

     On an annual basis, the Firm will submit a report (an "Annual Report") to the Board of Directors of any investment company registered under the Investment Company Act for which it provides investment advisory services. Such Annual Report shall describe any violations of this Personal Trading Policy & Procedures Manual and also certify to the Board of Directors that the Firm has policies and procedures in place

t:\employee\manuals\personal trading policy.doc                          Page 10

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------

reasonably necessary to prevent violations of applicable provisions of the Investment Company Act.


VI. APPLICABILITY OF POLICY TO ALL EMPLOYEES

     This policy covers each and every person associated with the Firm, and you are responsible for being familiar with our policy and procedures. As part of the Firm policy, each employee will be required to sign and return an annual certification that you have read, understand and agree to abide by the Personal Trading Policy & Procedures.

     The Compliance Department will closely monitor our compliance with our policy and procedures; however, the primary responsibility is with each employee. If you should have any question about whether any information may be inside, confidential or proprietary information, or become aware of any possible violation, you are to bring either the information, or any question about the information or the Firm's policy to the Compliance Officer or your department manager in his absence.

     You should be aware that any failure to observe the Firm's policy and procedures may result in disciplinary action or termination by the Firm. Also, any possible misuse of inside information may result in your being subject to very substantial penalties, including criminal proceedings and penalties of very substantial fines and/or imprisonment, SEC proceedings to obtain profits gained or losses avoided, and/or orders of censures, sanctions or permanent bars from our industry. There may also be lawsuits filed by investors seeking damages for any violations of the insider trading laws.



t:\employee\manuals\personal trading policy.doc                          Page 11

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Financial Management Advisors, LLC
Personal Trading Policy & Procedures
Revised November 15, 2002
--------------------------------------------------------------------------------


VII. EMPLOYEE / ANNUAL CERTIFICATION

     I certify that I have received, read and understand the Firm's Personal Trading Policy & Procedures dated March 15, 2002 and represent that:

     1.   I will comply with the Firm's policy and procedures in all respects.

     2. I understand that any violation of the Firm's policies may result in serious sanctions, including dismissal, as well as possible criminal proceedings and penalties.





----------------------                           ----------------------------
     Date                                              Signature

                                                 ----------------------------
                                                       Name



t:\employee\manuals\personal trading policy.doc                          Page 12

                                    EXHIBIT A

                       FINANCIAL MANAGEMENT ADVISORS, INC.
                             INITIAL HOLDINGS REPORT

Please list all brokerage accounts and individual securities* that you, your spouse or your immediate family living in your house have. If none, please indicate so.

* Mutual Fund holdings are specifically exempt from reporting requirements.
----------------------------------------------------------------------------------------------------
 NAME OF BROKER  |     SECURITY  |    NUMBER    |    MARKET   |    STOCK    |   DUPLICATE STATEMENTS
  AND ACCOUNT    |       HELD    |      OF      |    VALUE    |    SYMBOL   |       BEING SENT TO
    NUMBER       |               |    SHARES    |             |             |        COMPLIANCE
                 |               |              |             |             |    DEPARTMENT (YES OR
                 |               |              |             |             |            NO)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

|_|  Check here if no Brokerage Accounts.


I CERTIFY THAT THE INFORMATION GIVEN ON THIS FORM IS TRUE TO THE BEST OF MY KNOWLEDGE.  I UNDERSTAND
THAT FALSIFICATION OR MISREPRESENTATION OF ANY INFORMATION REQUESTED  IS  GROUNDS  FOR  DISCIPLINARY
ACTION.


--------------------------       -----------------------------        -----------------------
Print Name                       Signature                            Date




                  PLEASE RETURN FORM TO THE COMPLIANCE OFFICER
                     WITHIN TEN DAYS OF START OF EMPLOYMENT.



t:\employee\manuals\personal trading policy.doc                          Page 13

                                    EXHIBIT B

                       FINANCIAL MANAGEMENT ADVISORS, INC.
                          QUARTERLY TRANSACTION REPORT



                  Employee Name:_______________________________

-----------------------------------------------------------------------------------------
     DATE      |    NAME OF    |   BUY/SELL  | SHARE/AMOUNT |    BROKER   |    PRICE    |
  AND ACCOUNT  |    SECURITY   |             |              |             |             |
    NUMBER     |               |             |              |             |             |
               |               |             |              |             |             |
               |               |             |              |             |             |
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------


|_|  Check here if no transactions during the quarter.

I CERTIFY THAT THE INFORMATION GIVEN ON THIS FORM IS TRUE TO THE BEST OF MY KNOWLEDGE. I
UNDERSTAND THAT FALSIFICATION OR MISREPRESENTATION OF ANY INFORMATION REQUESTED IS
GROUNDS FOR DISCIPLINARY ACTION.


----------------------------     -------------------------------       ------------------
Print Name                       Signature                             Date



List  all  new  brokerage  accounts  opened  during the previous quarter (include name of broker, name of beneficial owner, and account number).







                  PLEASE RETURN FORM TO THE COMPLIANCE OFFICER
                   WITHIN TEN DAYS OF THE END OF THE QUARTER.


t:\employee\manuals\personal trading policy.doc                          Page 14




                                    EXHIBIT C

                    BROKERAGE STATEMENTS AUTHORIZATION LETTER


------------------------
Date

------------------------

------------------------

------------------------
Broker Name/Address

RE:      -------------------------------
         Employee Name

         -------------------------------
         Employee Social Security Number

Dear Sir or Madam:

Please be advised that the above-referenced person is an employee of Financial Management Advisors, Inc. (the "Firm"), a registered investment adviser. We request that you send duplicate statements of this employee's transactions in securities to the attention of:

Rick Malamed
Financial Management Advisors, Inc.
1900 Avenue of the Stars, Suite 900
Los Angeles, California 90067-4310

This request is made pursuant to the personal trading policies of the Firm as required under our compliance procedures adopted to comply with federal securities law.

Thank you for your cooperation.

Sincerely,                                  AUTHORIZATION BY EMPLOYEE

----------------------------                ------------------------------
Rick Malamed                                Employee Signature
Compliance Officer


t:\employee\manuals\personal trading policy.doc                          Page 15

                                    EXHIBIT D

                       FINANCIAL MANAGEMENT ADVISORS, INC.
                             ANNUAL HOLDINGS REPORT

Please list all brokerage accounts and individual securities* that you, your spouse or your immediate family living in your house have. If none, please indicate so.

* Mutual Fund holdings are specifically exempt from reporting requirements.
----------------------------------------------------------------------------------------------------
 NAME OF BROKER  |     SECURITY  |    NUMBER    |    MARKET   |    STOCK    |   DUPLICATE STATEMENTS
  AND ACCOUNT    |       HELD    |      OF      |    VALUE    |    SYMBOL   |       BEING SENT TO
    NUMBER       |               |    SHARES    |             |             |        COMPLIANCE
                 |               |              |             |             |    DEPARTMENT (YES OR
                 |               |              |             |             |            NO)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

|_|  Check here if no Brokerage Accounts.


I CERTIFY THAT THE INFORMATION GIVEN ON THIS FORM IS TRUE TO THE BEST OF MY KNOWLEDGE.  I UNDERSTAND
THAT FALSIFICATION OR MISREPRESENTATION OF ANY INFORMATION REQUESTED  IS  GROUNDS  FOR  DISCIPLINARY
ACTION.


--------------------------       -----------------------------        -----------------------
Print Name                       Signature                            Date




                  PLEASE RETURN FORM TO THE COMPLIANCE OFFICER




t:\employee\manuals\personal trading policy.doc                          Page 16

                                    EXHIBIT E

                       FINANCIAL MANAGEMENT ADVISORS, INC.
                   EMPLOYEE PRE-CLEARANCE TRADING REQUEST FORM

                             Time Sensitive Document
                           Please Process Immediately


     Requested By:
                    ----------------------------------------------
             Date:
                    ----------------------

----------------------------------------------------------------------------------------------
                                          Security Name & Symbol                  Approval
----------------------------------------------------------------------------------------------
|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

|_| Buy         |_| Sell
--------------- ------------ -----------------------------------------------------------------

                    Approved By CIO:
                                     -------------------------------------------
                     Approved By PM:
                                     -------------------------------------------

             Approved By Compliance:
                                     -------------------------------------------

t:\employee\manuals\personal trading policy.doc                          Page 17

--------------
1 You do not need to report securities that are (i) direct obligations of the U.S. Government; (ii) bankers' acceptances, certificates of deposit, commercial paper or high-quality short-term debt instruments; or (iii) shares issued by open-end funds (i.e., mutual funds).
2 If neither the Chief Investment Officer nor the Compliance Officer is available, the pre-approval may be obtained from a Portfolio Manager.